Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John P. Van Vlack
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-7721
E: John.VanVlack@Ocwen.com

Ocwen reports Q3 EPS of $0.19, Revenue up 28% to $122.5 million, Income from operations of $56.8 million and Net income of $20.2 million and announces new purchase agreement

Atlanta, GA – (October 24, 2011) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income of $20.2 million or $0.19 per share for the third quarter of 2011. This compares with a net loss of $8.8 million or $0.09 per share for the third quarter of 2010. Ocwen incurred $18.7 million of transaction-related expenses associated with the Litton Loan Servicing LP (“Litton”) acquisition in the third quarter of 2011 resulting in normalized pre-tax earnings of $47.7 million.

Income from operations was $56.8 million for the third quarter of 2011 as compared to $2.2 million for the third quarter of 2010. Revenue for the third quarter was $122.5 million, up 28% compared to the third quarter of 2010.

Third quarter business performance highlights:

●
Completed the acquisition of the Litton platform and servicing portfolio on September 1, 2011 resulting in the acquisition of a servicing portfolio of $38.6 billion in unpaid principal balance (“UPB”) and increasing Ocwen’s residential servicing portfolio to $106.1 billion in UPB.

●	Closed a $575 million Senior Secured Term loan on September 1, 2011 to fund the Litton acquisition and made the first quarterly amortization payment of $14.4 million on September 30, 2011.
●	Completed 15,743 loan modifications, which was within our guidance of 13,000 to 16,000. HAMP modifications accounted for 16% of completed modifications.
●	Generated cash flow from operations for the third quarter of 2011 of approximately $173 million.

Additionally, on October 19, 2011, Ocwen entered into a Purchase Agreement with Saxon Capital Holdings, LLC whose parent company is Morgan Stanley Mortgage Capital Holdings, LLC (“Morgan Stanley”) to acquire SCI Services, Inc. (“Saxon”). The Saxon transaction includes the acquisition of $26.6 billion in UPB of mortgage servicing rights as of June 30, 2011, of which Ocwen currently subservices $10.9 billion. The acquisition also includes approximately $12.9 billion of loans that Saxon subservices for Morgan Stanley and others. This subservicing may be transferred to Ocwen, pending approval by the owners of the servicing, or will be subserviced by Ocwen under short-term agreements. The base purchase price for the Saxon transaction is $59.3 million, subject to certain adjustments at closing, plus an estimated $292.2 million for the portion of the Saxon servicing advance receivables that will not be financed through committed financing. The transaction is expected to close in the first quarter of 2012. Ocwen plans to finance this transaction primarily with a combination of cash on-hand, cash generated through operations, available credit and two new servicing advance facilities that are committed to finance up to $1.1 billion of Saxon’s servicing advances. We expect to cover any remaining requirement through the potential sale of assets to HLSS, or accessing a combination of public or private debt or equity markets.

Ocwen Financial Corporation
Third Quarter 2011 Results
October 24, 2011

“The Litton acquisition is proceeding as planned,” said Ron Faris, President and CEO. “The majority of loans transferred to Ocwen’s platform on September 1, and the remainder will move by November 1. Our successful transfer of such a large loan volume is a tribute to the experience and capabilities of our people and the scalability of our servicing platform. We have also been successful in keeping delinquencies on the Litton portfolio from rising post boarding, as is typical in the industry when servicing moves between servicers. The rise in delinquencies on our overall portfolio from 24.2% of total UPB at the end of last quarter to 28.7% is the result of much higher delinquencies at boarding for the Litton portfolio. We are confident that our strong on-boarding and delinquency resolution performance will continue with our upcoming Saxon transaction.”

Mr. Faris added, “Our modification performance in the third quarter was at the high-end of our guidance, with 15,743 completed modifications. An increasing number of these modifications were our shared appreciation modification or SAM, where delinquent borrowers with underwater mortgages who stay current on their modified loan are forgiven principal over a 3-year period, but must also share some of the appreciation in the property with investors should home prices recover. I am proud of innovations like SAM, as they allow Ocwen to keep more borrowers in their homes, while also optimizing proceeds to mortgage investors.”

Chairman William Erbey stated “Ocwen’s exceptional ability to lower delinquencies and accurately manage advances made the difference in helping us secure the advance financing that allowed us win the Litton and Saxon deals. These transactions demonstrate yet again Ocwen’s strong growth prospects as consolidation of private-label servicing continues and demand increases for specialty servicing. We remain bullish on our growth prospects into 2012.”

The following items affected the results for the third quarter of 2010 and should be considered when comparing with 2011:

●
One-time transaction related expenses associated with the HomEq servicing acquisition of $33.9 million including severance and WARN Act compensation of $30.3 million, technology contract exit costs of $2.3 million and other expenses of $1.3 million.

●	$20.1 million in litigation related charges, primarily related to an adverse verdict in a vendor dispute.
●	A non-cash reduction in the fair market value of Auction Rate Securities of $3.0 million.
●	Interest and amortization of loan expense for the $350 million term loan which closed in the second quarter of 2010 of $6.3 million.

Net income for the nine months ended September 30, 2011 was $68.7 million or $0.64 per share as compared to $28.1 million or $0.27 per share for the same period in 2010.

Servicing
In comparison to the third quarter of 2010, revenue was $27.5 million or 29% higher, driven by growth in the portfolio as UPB serviced increased from $76.1 billion at September 30, 2010 to $106.1 billion at September 30, 2011. The Litton portfolio contributed $14.6 million of revenue for the month of September. Operating expenses declined by $4.9 million or 7% in the third quarter of 2011 as compared to 2010, but this was largely as a result of lower transaction-related costs as noted above.

Other expense, net increased by $5.1 million between the third quarter of 2010 and the third quarter of 2011 primarily due to interest expense on the new advance financing facility and senior secured term loan related to the Litton acquisition. Other expense, net included a gain of $2.4 million as a result of Ocwen repaying the remaining $36.0 million balance on the fee reimbursement advance borrowing during September.

Ocwen Financial Corporation
Third Quarter 2011 Results
October 24, 2011

Corporate Items and Other
In the third quarter of 2011, losses from continuing operations before income taxes were $3.8 million as compared to $26.1 million in the third quarter of 2010. The loss in the third quarter of 2010 included litigation charges of $20.1 million primarily related to the adverse verdict in the vendor dispute and $3.0 million of losses on Auction Rate Securities due to a decline in estimated fair value. The loss in the third quarter of 2011 is mainly comprised of $2.8 million of losses on foreign exchange forward contracts entered into in August 2011 to hedge against the effects of changes in the value of the Indian Rupee and $1.0 million of losses on loans held for resale.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, Houston, Texas, McDonough, Georgia, and Washington, DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, successful completion of the Saxon transaction, future liquidity and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

Ocwen Financial Corporation
Third Quarter 2011 Results
October 24, 2011

Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Total unpaid principal balance of loans and REO serviced	$106,126,168	$70,830,567	$70,542,961	$73,886,391	$76,140,022
Non-performing loans and REO serviced as a % of total UPB (1)	28.7%	24.2%	24.7%	27.3%	27.2%
Prepayment speed (average CPR)	15.2%	14.3%	13.9%	12.6%	12.6%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)
	Three months		Nine months
For the periods ended September 30,	2011	2010	2011	2010
Servicing
Revenue	$122,863	$95,369	$339,224	$246,581
Operating expenses	64,119	69,012	144,700	141,039
Income from operations	58,744	26,357	194,524	105,542
Other expense, net	(25,998)	(20,929)	(84,107)	(46,181)
Income from continuing operations before income taxes	$32,746	$5,428	$110,417	$59,361

Corporate Items and Other
Revenue	$592	$535	$1,698	$1,673
Operating expenses	2,298	24,578	5,498	32,790
Loss from operations	(1,706)	(24,043)	(3,800)	(31,117)
Other expense, net	(2,089)	(2,097)	(2,141)	(4,249)
Loss from continuing operations before income taxes	$(3,795)	$(26,140)	$(5,941)	$(35,366)

Corporate Eliminations
Revenue	$(993)	$(335)	$(1,617)	$(1,146)
Operating expenses	(767)	(216)	(1,095)	(620)
Loss from operations	(226)	(119)	(522)	(526)
Other income, net	226	119	522	526
Income (loss) from continuing operations before income taxes	$—	$—	$—	$—
Consolidated income (loss) from continuing operations before income taxes	$28,951	$(20,712)	$104,476	$23,995

Ocwen Financial Corporation
Third Quarter 2011 Results
October 24, 2011

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the periods ended September 30,	Three months		Nine months
	2011	2010	2011	2010
Revenue
Servicing and subservicing fees	$112,611	$86,424	$310,953	$218,840
Process management fees	9,215	7,911	26,151	24,132
Other revenues	636	1,234	2,201	4,136
Total revenue	122,462	95,569	339,305	247,108

Operating expenses
Compensation and benefits	29,067	43,886	59,107	69,752
Amortization of mortgage servicing rights	11,210	7,874	30,059	22,103
Servicing and origination	1,969	1,707	5,192	4,756
Technology and communications	8,529	6,727	21,774	18,582
Professional services	5,075	25,132	10,729	37,521
Occupancy and equipment	6,720	5,201	15,003	13,517
Other operating expenses	3,080	2,847	7,239	6,978
Total operating expenses	65,650	93,374	149,103	173,209

Income from operations	56,812	2,195	190,202	73,899

Other income (expense)
Interest income	2,186	2,962	6,644	8,507
Interest expense	(27,658)	(24,187)	(87,014)	(50,017)
Loss on trading securities	—	(3,013)	—	(3,958)
Loss on loans held for resale, net	(1,011)	(539)	(3,531)	(2,626)
Equity in (loss) earnings of unconsolidated entities	(140)	266	(690)	1,344
Other, net	(1,238)	1,604	(1,135)	(3,154)
Other expense, net	(27,861)	(22,907)	(85,726)	(49,904)

Income (loss) from continuing operations before taxes	28,951	(20,712)	104,476	23,995
Income tax expense (benefit)	8,730	(7,487)	35,808	310
Income (loss) from continuing operations	20,221	(13,225)	68,668	23,685
Income from discontinued operations, net of taxes	—	4,383	—	4,383
Net income (loss)	20,221	(8,842)	68,668	28,068
Net loss (income) attributable to non-controlling interest	7	7	12	(5)
Net income (loss) attributable to Ocwen Financial Corporation (OCN)	$20,228	$(8,835)	$68,680	$28,063

Basic earnings per share
Income (loss) from continuing operations attributable to OCN	$0.20	$(0.13)	$0.68	$0.24
Income from discontinued operations attributable to OCN	—	0.04	—	0.04
Net income (loss) attributable to OCN	$0.20	$(0.09)	$0.68	$0.28

Diluted earnings per share
Income (loss) from continuing operations attributable to OCN	$0.19	$(0.13)	$0.64	$0.23
Income from discontinued operations attributable to OCN	—	0.04	—	0.04
Net income (loss) attributable to OCN	$0.19	$(0.09)	$0.64	$0.27

Weighted average common shares outstanding
Basic	101,016,777	100,329,915	100,908,473	100,159,547
Diluted	108,273,444	100,329,915	108,067,981	107,379,725

Ocwen Financial Corporation
Third Quarter 2011 Results
October 24, 2011

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	September 30, 2011	December 31, 2010

Assets
Cash	$152,037	$127,796
Restricted cash – for securitization investors	910	727
Loans held for resale, at lower of cost or fair value	21,933	25,803
Advances	118,872	184,833
Match funded advances	3,756,834	1,924,052
Loans, net – restricted for securitization investors	60,389	67,340
Mortgage servicing rights, net	299,717	193,985
Receivables, net	53,141	69,518
Deferred tax assets, net	138,483	138,716
Goodwill	57,380	12,810
Premises and equipment, net	28,376	5,475
Investments in unconsolidated entities	23,364	12,072
Other assets	185,739	158,282
Total assets	$4,897,175	$2,921,409

Liabilities and Equity
Liabilities
Match funded liabilities	$3,080,228	$1,482,529
Secured borrowings – owed to securitization investors	55,323	62,705
Lines of credit and other secured borrowings	555,110	246,073
Servicer liabilities	4,417	2,492
Debt securities	82,554	82,554
Other liabilities	141,600	140,239
Total liabilities	3,919,232	2,016,592

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 101,093,217 and 100,726,947 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,011	1,007
Additional paid-in capital	470,862	467,500
Retained earnings	514,136	445,456
Accumulated other comprehensive loss, net of income taxes	(8,307)	(9,392)
Total Ocwen Financial Corporation stockholders’ equity	977,702	904,571
Non-controlling interest in subsidiaries	241	246
Total equity	977,943	904,817
Total liabilities and equity	$4,897,175	$2,921,409